Exhibit 10.45

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is entered into as of January 13, 2011, by and among GENERAL MOTORS COMPANY, a Delaware corporation (the “Corporation”), Evercore Trust Company, N.A. (“Evercore”), as trustee of, and acting on behalf of, the GENERAL MOTORS SPECIAL HOURLY-RATE EMPLOYEES PENSION TRUST (the “Hourly Plan Trust”) established under the GENERAL MOTORS HOURLY-RATE EMPLOYEES PENSION PLAN (the “Hourly Pension Plan”) for the account and on behalf of the Hourly Pension Plan, and Evercore, as trustee of, and acting on behalf of, the GENERAL MOTORS SPECIAL SALARIED EMPLOYEES PENSION TRUST (individually, the “Salaried Plan Trust”, and, together with the Hourly Plan Trust, the “Trusts” ) established under the GENERAL MOTORS RETIREMENT PROGRAM FOR SALARIED EMPLOYEES (the “Salaried Pension Plan”) for the account and on behalf of the Salaried Pension Plan.

WHEREAS, concurrently with the execution of this Agreement, the Corporation, the Hourly Plan Trust and the Salaried Plan Trust have executed that certain Contribution Agreement, dated as of the date hereof (the “Contribution Agreement”), pursuant to which the Corporation is contributing (i) to the Hourly Plan Trust 40,404,041 shares of common stock, par value $0.01 per share, of the Corporation (“Common Stock”), and (ii) to the Salaried Plan Trust 20,202,020 shares of Common Stock (such shares of Common Stock contributed to the Trusts, the “Common Shares”);

WHEREAS, concurrently with the execution of this Agreement, the Corporation, the Hourly Plan Trust and the Salaried Plan Trust have executed that certain Registration Rights Agreement, dated as of the date hereof, which provides each of the Trusts and its permitted assigns with certain registration rights with respect to the Common Shares, on the terms and conditions set forth therein; and

WHEREAS, in connection with the foregoing, the parties hereto wish to enter into this Agreement to govern the rights and obligations of the parties with respect to certain matters relating to the Corporation and each Trust’s ownership and voting of the Common Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person who Controls, is Controlled by or is under common Control with, such Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Board” means the Board of Directors of the Corporation.

“Common Shares” shall have the meaning set forth in the Recitals.

“Common Stock” shall have the meaning set forth in the Recitals.

“Contribution Agreement” shall have the meaning set forth in the Recitals.

“Control” means the direct or indirect power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, general partnership interests or management member interests, by contract or trust agreement, pursuant to a voting trust or otherwise. “Controlling” and “Controlled” have the correlative meanings.

“Corporation” shall have the meaning set forth in the Preamble.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Evercore” shall have the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Executive Officer” means any officer who is subject to Section 16(a) of the Exchange Act.

“Governmental Authority” means any United States or non-United States federal, provincial, state or local government or other political subdivision thereof, any entity, authority, agency or body exercising executive, legislative, judicial, regulatory or administrative functions of any such government or political subdivision, and any supranational organization of sovereign states exercising such functions for such sovereign states.

“Group” has the meaning given to such term in Section 13(d)(3) of the Exchange Act.

“Hourly Pension Plan” shall have the meaning set forth in the Preamble.

“Hourly Plan Trust” shall have the meaning set forth in the Preamble.

“Nominee” shall have the meaning set forth in Section 3.2.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, Governmental Authority or other entity.

“Proxy” or “Proxies” has the meaning given to such term in Rule 14a-1 of the Exchange Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision).

“Salaried Pension Plan” shall have the meaning set forth in the Preamble.

“Salaried Plan Trust” shall have the meaning set forth in the Preamble.

“Securities” means (a) the Common Shares, and (b) any equity security issued in exchange for or with respect to any of the Common Shares referred to in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or similar transaction, or otherwise.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Solicitation” has the meaning given to such term in Rule 14a-1 of the Exchange Act.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, hedge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, hedge, encumbrance, hypothecation or similar disposition.

“Trusts” shall have the meaning set forth in the Preamble.

“Voting Securities” means any securities of the Corporation, including the Common Stock, with the power to vote with respect to the election of directors of the Corporation generally and any securities convertible into or exchangeable for securities of the Corporation with the power to vote with respect to the election of directors of the Corporation generally.

Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs or clauses shall be deemed references to Sections, paragraphs, subparagraphs or clauses of this Agreement, unless the context requires otherwise. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any law defined or referred to herein means such law as from time to time amended, modified or supplemented, including by succession of comparable successor laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

ARTICLE II

CERTAIN COVENANTS AND RESTRICTIONS

Section 2.1 Standstill. Neither of the Trusts shall, during the term of this Agreement, directly or indirectly, alone or in concert with others, without the prior written consent of the Board, take any of the actions set forth below (or take any action that would require the Corporation to make any public announcement regarding any of the following):

(a) acquire, announce an intention to acquire, offer or propose to acquire or agree to acquire, by purchase or otherwise, beneficial ownership of any Voting Securities, other than (i) the acquisition of Common Stock pursuant to the Contribution Agreement or (ii) the acquisition of Voting Securities in connection with any future contribution of Voting Securities by the Corporation to such Trust;

(b) make, or in any way participate in, any Solicitation of Proxies to vote any Voting Securities or any Solicitation of any written consent to corporate action from any holders of Voting Securities, seek to advise, assist, instigate, encourage or influence any Person with respect to the voting of any Voting Securities, initiate or propose any stockholder proposal or induce or attempt to induce any other Person to initiate any stockholder proposal;

(c) make any statement or proposal, whether written or oral, to the Board, or to any director, officer or agent of the Corporation, or make any public announcement or proposal whatsoever with respect to a merger or other business combination, sale or transfer of any asset or assets of the Corporation that individually or collectively are material to the Corporation, recapitalization, extraordinary dividend, share repurchase, liquidation or other extraordinary corporate transaction involving the Corporation or any other transaction which could result in a change of control of the Corporation, or solicit or encourage any other Person to make any such statement, proposal or announcement;

(d) form, join or in any way participate in a Group with respect to any Voting Securities of the Corporation;

(e) deposit any Voting Securities into a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities, other than as expressly contemplated by this Agreement;

(f) call, request the calling of, or otherwise seek to assist in the calling of, a special meeting of the stockholders of the Corporation;

(g) participate in any meeting of the stockholders or execute any written consent to corporate action with respect to the Corporation, other than in accordance with this Agreement;

(h) seek to place a representative on the Board or seek the removal of any member of the Board;

(i) act alone or in concert with others to seek to Control or influence in any manner the management, the Board or the policies of the Corporation or any of its Affiliates;

(j) make a request (public or otherwise) to the Corporation (or its directors, officers, stockholders, employees or agents) to amend or waive this Section 2.1 or the Certificate of Incorporation (including any certificate of designations thereunder) or Bylaws of the Corporation, including any request (public or otherwise) to permit such Trust or its Affiliates, or any other Person, to take any action in respect of the matters referred to in this Section 2.1;

(k) publicly disclose any intention, plan or arrangement inconsistent with this Section 2.1; or

(l) advise, assist, instigate, encourage or influence any other Person to do any of the foregoing.

The foregoing provisions shall not prohibit either Trust from:

(i) acquiring any interest in any fund or collective investment vehicle that owns Voting Securities (so long as (x) such acquisition is not undertaken for the purpose of avoiding this Section 2.1, (y) Voting Securities comprise no more than 5% of the net asset value of such fund or investment vehicle and (z) neither such Trust nor any of its Affiliates possesses the right, power or ability to Control such fund or collective investment vehicle or its manager); or

(ii) subject to Section 2.2, tendering into any tender or exchange offer as seller.

Section 2.2 Transfer Restrictions. Subject to the restrictions set forth in this Section 2.2 (which restrictions shall not apply with respect to sales made in an underwritten offering pursuant to a registration statement of the Corporation), each of the Trusts shall have the right to Transfer all or any portion of its Securities, subject to compliance with applicable law.

(a) Without the prior written consent of the Board, neither of the Trusts shall Transfer any Securities (or any interest therein) to (i) any one Person or Group (whether such Person or Group is buying for its own account or as a fiduciary on behalf of one or more accounts) if the Securities subject to such Transfer would represent more than 2% of the Common Stock then outstanding or (ii) any one Person or Group if such Person or Group is then required to file, or has filed, or as a result of such Transfer would be required to file (to the knowledge of such Trust after reasonable inquiry), a statement on Schedule 13D under the Exchange Act with respect to its equity interest in the Corporation. Notwithstanding the foregoing, either of the Trusts may Transfer any or all of its shares of Securities pursuant to an exchange offer or a tender offer (or a request or invitation for tenders) to the extent not prohibited pursuant to Section 2.2(b), or pursuant to a merger or consolidation.

(b) Without the prior written consent of the Board, neither of the Trusts shall Transfer any Securities to any automotive manufacturer or any Affiliate thereof.

(c) No Transfer of Securities in violation of this Agreement, or in violation of any restrictive legends, notations or designations on the certificates for or other evidences of ownership of the Securities, shall be made or recorded on the books of the Corporation, and any such Transfer shall be void and of no effect.

(d) Upon the Corporation’s request, each of the Trusts shall promptly notify the Corporation in writing of the number and type of Securities then beneficially owned by such Trust.

Section 2.3 Legends and Notations. Each of the Trusts covenants and agrees that it will cooperate with the Corporation and take all action necessary to ensure that the Corporation’s stock transfer records relating to any Securities held by such Trust (whether held in certificated or uncertificated form) conspicuously bears a legend or other appropriate notation or designation in substantially the following form in addition to any other legend, notation or designation that may be required by the Corporation:

THE SECURITIES REPRESENTED HEREBY ARE ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED JANUARY 13, 2011, AMONG THE ISSUER OF SUCH SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

ARTICLE III

VOTING AGREEMENT

Section 3.1 Agreement to Vote. Each of the Trusts hereby irrevocably and unconditionally agrees that from and after the date hereof until the date of termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and each adjournment or postponement thereof) of the Corporation’s stockholders, however called, or in connection with any proposed action by written consent of the Corporation’s stockholders, such Trust will (a) appear at such meeting or otherwise cause any and all Securities held by such Trust to be counted as present thereat for purposes of calculating a quorum and (b) vote or cause to be voted (including by written consent, if applicable) such Securities on each matter presented to the stockholders of the Corporation in the same proportionate manner (either “for,” “against,” “withheld” or otherwise) as (x) in the case of proposed stockholder action at a meeting of the Corporation’s stockholders, the holders of Common Stock (other than such Trust, and the directors and Executive Officers of the Corporation) that were present and entitled to vote on such matter voted in connection with each such matter and (y) in the case of proposed stockholder action by written consent, all the holders of Common Stock (other than such Trust, and the directors and Executive Officers of the Corporation) consented or did not consent in connection with each such matter.

Section 3.2 Irrevocable Proxy. Each of the Trusts hereby revokes any and all previous proxies granted with respect to the Securities held by such Trust. Subject to the last two sentences of this Section 3.2, upon the request of the Corporation and subject to applicable law, each of the Trusts shall, or shall use its reasonable best efforts to cause any Person serving as the nominee (the “Nominee”) of such Trust with respect to the Securities held by such Trust to, irrevocably appoint the Corporation or its designee as such Trust’s proxy to vote (or cause to be voted) such Securities in accordance with Section 3.1 hereof. Such proxy shall be irrevocable and coupled with an interest. In the event that any such Nominee for any reason fails to irrevocably appoint the Corporation or its designee as such Trust’s proxy in accordance with this Section 3.2, such Trust shall cause such Nominee to vote the Securities held by such Trust in accordance with Section 3.1. In the event that either of the Trusts or any Nominee fails for any reason to vote such Securities in accordance with the requirements of Section 3.1, then the

Corporation or its designee shall have the right to vote the Securities held by such Trust in accordance with Section 3.1. Subject to applicable law, the vote of the Corporation or its designee shall control in any conflict between the vote by the Corporation or its designee of either Trust’s Securities and a vote by such Trust (or any Nominee on behalf of such Trust) of its Securities. Notwithstanding the foregoing, the proxy granted by each of the Trusts and/or any Nominee shall be automatically revoked upon termination of this Agreement in accordance with its terms.

Section 3.3 Inconsistent Voting Agreements. Each of the Trusts hereby agrees that such Trust shall not enter into any agreement, contract or understanding with any Person (prior to the termination of this Agreement in accordance with its terms) directly or indirectly to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Securities held by such Trust in any manner which is inconsistent with this Agreement.

Section 3.4 ERISA Fiduciary Limitations. The foregoing provisions of this Article III notwithstanding, the actions of the trustee of either Trust with respect to voting any Securities held by either Trust are governed by the fiduciary duties and requirements of ERISA. The trustee of the Trusts will follow the provisions set forth in this Article III unless the trustee concludes based on the advice of its counsel that following such provisions would be contrary to ERISA’s mandates. If the trustee so determines that it cannot follow the provisions of this Article III, the trustee will exercise its own fiduciary judgment in determining how to vote the Securities held by the Trusts.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any notice, request, instruction, consent, document or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes (a) upon delivery when personally delivered; (b) on the delivery date after having been sent by a nationally or internationally recognized overnight courier service (charges prepaid); (c) at the time received when sent by registered or certified mail, return receipt requested, postage prepaid; or (d) at the time when confirmation of successful transmission is received (or the first business day following such receipt if the date of such receipt is not a business day) if sent by facsimile, in each case, to the recipient at the address or facsimile number, as applicable, indicated below:

If to the Corporation:

General Motors Company

Treasurer’s Office

767 Fifth Avenue

New York, New York 10153

Attention:    Treasurer

Facsimile:    212-418-3695

with copies to:

General Motors Company

300 Renaissance Center

Mail Code 482-C25-D81

Detroit, Michigan 48265-3000

Attention:    General Counsel

Facsimile:    313-667-3188

and

Jenner & Block LLP

353 North Clark Street

Chicago, Illinois 60654-3456

Attention:    Joseph P. Gromacki

 Brian R. Boch

Facsimile:    312-923-2737

 312-923-2980

If to the Hourly Plan Trust:

Evercore Trust Company, N.A.

55 East 52nd Street

New York, New York 10055

Attention:    Norman P. Goldberg

Facsimile:    202-318-0072

with copies to:

General Motors Investment Management Corporation

767 Fifth Avenue

New York, New York 10153

Attention:    General Counsel

Facsimile:    212-418-6123

and

K&L Gates LLP

201 Sixth Avenue

Pittsburgh, Pennsylvania 15222

Attention:    Charles R. Smith

 Marcia C. Kelson

Facsimile:    412-355-6501

If to the Salaried Plan Trust:

Evercore Trust Company, N.A.

55 East 52nd Street

New York, New York 10055

Attention:    Norman P. Goldberg

Facsimile:    202-318-0072

with copies to:

General Motors Investment Management Corporation

767 Fifth Avenue

New York, New York 10153

Attention:    General Counsel

Facsimile:    212-418-6123

and

K&L Gates LLP

210 Sixth Avenue

Pittsburgh, Pennsylvania 15222

Attention:    Charles R. Smith

 Marcia C. Kelson

Facsimile:    412-355-6501

provided, however, if any party shall have designated a different addressee and/or contact information by notice in accordance with this Section 4.1, then to the last addressee as so designated.

Section 4.2 Authority. Each of the parties hereto represents to the other parties that (a) it has the corporate or other organizational power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or organizational action and no such further action is required, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to ERISA and applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 4.3 Termination. The rights, restrictions and obligations of the parties hereto shall terminate and this Agreement shall have no further force and effect upon (a) in the case of the Corporation, the date on which neither of the Trusts holds any Securities; (b) in the case of the Hourly Plan Trust, the date on which the Hourly Plan Trust no longer holds any Securities; and (c) in the case of the Salaried Plan Trust, the date on which the Salaried Plan Trust no longer holds any Securities; provided that the provisions of this Article IV shall continue in perpetuity.

Section 4.4 No Third Party Beneficiaries. This Agreement shall be for the sole and exclusive benefit of (a) the Corporation and its successors and permitted assigns, (b) the Hourly Plan Trust (including any trustee or sub-trustee thereof) and any other investment manager or managers acting on behalf of the Hourly Plan Trust with respect to the Securities and their respective successors and permitted assigns, and (c) the Salaried Plan Trust (including any trustee or sub-trustee thereof) and any other investment manager or managers acting on behalf of the Salaried Plan Trust with respect to the Securities and their respective successors and permitted assigns. Nothing in this Agreement shall be construed to give any other Person any legal or equitable right, remedy or claim under this Agreement.

Section 4.5 Cooperation. Each party hereto shall take such further action, and execute such additional documents, as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement.

Section 4.6 Governing law; Forum Selection. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations law of the State of New York. Any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced exclusively in the courts of the State of New York located in the Borough of Manhattan or (to the extent subject matter jurisdiction exists therefor) the U.S. District Court for the Southern District of New York, and the parties irrevocably submit to the jurisdiction of both courts in respect of any such action or proceeding.

SECTION 4.7 WAIVER OF JURY TRIAL. EACH PARTY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

Section 4.8 Successors and Assigns. Except as otherwise expressly provided herein, neither this Agreement nor any of the rights, interests or obligations provided by this Agreement may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence and except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Corporation, the Hourly Plan Trust and the Salaried Plan Trust and their respective successors and permitted assigns.

Section 4.9 Entire Agreement. This Agreement contains the final, exclusive and entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the parties with respect to the subject matter hereof, except for (i) that certain letter agreement by and among General Motors Investment Management Corporation (formerly known as Promark Investment Advisors, Inc.) (“GMIMCo”), General Motors LLC (“GM LLC”) and Evercore, dated as of January 6, 2011, with respect to services to be performed by Evercore with respect to the Hourly Pension Plan, (ii) the Trust Agreement by and between Evercore and GMIMCo, dated as of January 11, 2011, evidencing the Hourly Plan Trust, (iii) that certain letter agreement by and among GMIMCo, GM LLC and Evercore, dated as of January 6, 2011, with respect to services to be performed by Evercore with respect to the Salaried Pension Plan, and (iv) the Trust Agreement by and between Evercore and GMIMCo, dated as of January 11, 2011, evidencing the Salaried Plan Trust. This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby other than those expressly set forth herein, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.

Section 4.10 Severability. Whenever possible, each term and provision of this Agreement will be interpreted in such manner as to be effective and valid under law. If any term or provision of this Agreement, or the application thereof to any Person or any circumstance, is held to be illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision and (b) the remainder of this Agreement or such term or provision and the application of such term or provision to other Persons or circumstances shall remain in full force and effect and shall not be affected by such illegality, invalidity or unenforceability, nor shall such invalidity or unenforceability affect the legality, validity or enforceability of such term or provision, or the application thereof, in any jurisdiction.

Section 4.11 Enforcement of this Agreement. The parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall, without the posting of a bond, be entitled, subject to a determination by a court of competent jurisdiction, to an injunction or injunctions to prevent any such failure of performance under, or breaches of, this Agreement, and to enforce specifically the terms and provisions hereof and thereof, this being in addition to all other remedies available at law or in equity, and each party agrees that it will not oppose the granting of such relief on the basis that the requesting party has an adequate remedy at law.

Section 4.12 Amendments. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by a duly authorized representative or officer of each of the parties.

Section 4.13 Headings. The descriptive headings of the Articles, Sections and paragraphs of this Agreement are included for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit, modify or affect any of the provisions hereof.

Section 4.14 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same Agreement. All signatures of the parties may be transmitted by facsimile or electronic delivery, and each such facsimile signature or electronic delivery signature (including a pdf signature) will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces and be binding upon such party.

*            *             *            *

IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed and delivered this Stockholders Agreement on the date first above written.

GENERAL MOTORS COMPANY

By:

Name:

Title:

GENERAL MOTORS SPECIAL HOURLY-RATE EMPLOYEES PENSION TRUST

By: Evercore Trust Company, N.A., as Trustee

By:

Name:

Title:

GENERAL MOTORS SPECIAL SALARIED EMPLOYEES PENSION TRUST

By: Evercore Trust Company, N.A., as Trustee

By:

Name:

Title: